Exhibit 21.1

Subsidiaries of Nscale plc

No	Company Name	Jurisdiction
1	Nscale MidCo 1 Limited	United Kingdom
2	Nscale MidCo 2 Limited	United Kingdom
3	Nscale Global Holdings Limited	United Kingdom
4	Nscale Holdings APAC II Limited	United Kingdom
5	Nscale Holdings Limited	United Kingdom
6	Nscale GPU Holdings Limited	United Kingdom
7	Nscale Operations (Aust) Limited	United Kingdom
8	Nscale Operations Holdings Limited	United Kingdom
9	Nscale Operations (UK) Limited	United Kingdom
10	Future-Tech S.C.I. Limited	United Kingdom
11	Nscale Global DC Holdings Limited	United Kingdom
12	Nscale GPU Holdings UK Limited	United Kingdom
13	Nscale GPU Holdings MCC (P1) Limited	United Kingdom
14	Nscale DC Holdings Finland Limited	United Kingdom
15	Nscale DC Holdings Limited	United Kingdom
16	Nscale DC Holdings II Limited	United Kingdom
17	Nscale DC Holdings Ward County Limited	United Kingdom
18	Nscale Drift II Holdings Ltd	United Kingdom
19	Scale UK Holdings Limited	United Kingdom
20	Nscale Services Holdings Limited	United Kingdom
21	Nscale Services Holdings US Limited	United Kingdom
22	Nscale Services Intermediate Holdings Limited	United Kingdom
23	Nscale Services Intermediate Holdings II Limited	United Kingdom
24	Nscale Services Intermediate Holdings III Limited	United Kingdom
25	Nscale Services UK Ltd	United Kingdom
26	Nscale Services UK II Limited	United Kingdom
27	Nscale Services UK III Limited	United Kingdom

28	Nscale Intermediate Holdings APAC Limited	United Kingdom
29	Nscale Ventures Holdings Limited	United Kingdom
30	Nscale Ventures Holdings Norway Limited	United Kingdom
31	Nscale Ventures Holdings Portugal Limited	United Kingdom
32	NOD EMEA Limited	United Kingdom
33	Nscale Investment Holdings Limited	Jersey
34	Nscale Intermediate Holdings Limited	Jersey
35	Atlas AIP Holdings LLC	United States (Delaware)
36	Nscale Union Valley Holdings, LLC	United States (Delaware)
37	American Intelligence & Power Corporation	United States (Delaware)
38	MCC WV, LLC	United States (Delaware)
39	MGS Lakin DA, LLC	United States (Delaware)
40	MGS Lakin DNR, LLC	United States (Delaware)
41	Monarch Cloud Campus LLC	United States (Delaware)
42	M2 OH Midstream, LLC	United States (Delaware)
43	M2 WV Midstream, LLC	United States (Delaware)
44	Nscale Ables Springs LLC	United States (Delaware)
45	Nscale GPU MCC B1.4 LLC	United States (Delaware)
46	Nscale DC MCC (P1), LLC	United States (Delaware)
47	Nscale GPU Holdings MCC (P1), LLC	United States (Delaware)
48	Nscale GPU Holdings MCC (P1) II, LLC	United States (Delaware)
49	Nscale GPU Holdings US, LLC	United States (Delaware)
50	Nscale GPU Holdings Ward County 2.1, LLC	United States (Delaware)
51	Nscale GPU Holdings Ward County 2.2, LLC	United States (Delaware)
52	Nscale GPU Holdings Ward County 2.3, LLC	United States (Delaware)
53	Nscale GPU MCC B1.1, LLC	United States (Delaware)
54	Nscale GPU MCC B1.2, LLC	United States (Delaware)
55	Nscale GPU MCC B1.3, LLC	United States (Delaware)
56	Nscale GPU Ward County 2.1, LLC	United States (Delaware)
57	Nscale GPU Ward County 2.2, LLC	United States (Delaware)

58	Nscale GPU Ward County 2.3, LLC	United States (Delaware)
59	Nscale NC Borrower Holdco SPV, LLC	United States (Delaware)
60	Nscale NC Borrower SPV, LLC	United States (Delaware)
61	Nscale Oklahoma Inc	United States (Delaware)
62	Nscale Operations US LLC	United States (Delaware)
63	Nscale Posey LLC	United States (Delaware)
64	Nscale Power MCC (P1), LLC	United States (Delaware)
65	Nscale Services US Inc	United States (Delaware)
66	Nscale Union Valley LLC	United States (Delaware)
67	Nscale US Holdings Inc. (US)	United States (Delaware)
68	Nscale Ward County Borrower HoldCo SPV, LLC	United States (Delaware)
69	Nscale Ward County Borrower SPV, LLC	United States (Delaware)
70	Nscale Ward County LLC	United States (Delaware)
71	Nscale Ward County II, LLC	United States (Delaware)
72	Nscale Wisconsin LLC	United States (Delaware)
73	Monarch Meadowland Properties, LLC	United States (Delaware)
74	NOD USA, LLC	United States (Delaware)
75	Sunshine Arc Merger Sub Inc.	United States (Delaware)
76	Nscale DC Holdings Europe B.V.	Netherlands
77	Nscale Europe Holdings B.V.	Netherlands
78	Nscale GPU Holdings Europe B.V.	Netherlands
79	Nscale Holdings B.V.	Netherlands
80	Nscale Operations B.V.	Netherlands
81	Nscale Portugal Holdco B.V.	Netherlands
82	Nscale Ventures Portugal B.V.	Netherlands
83	Nscale DC Holdings Portugal B.V.	Netherlands
84	Nscale AS	Norway
85	Nscale DC Holdings Norway AS	Norway
86	Nscale DC Holdings Norway II AS	Norway
87	Nscale DC Holdings Kvandal North AS	Norway

88	Nscale DC Kvandal North AS	Norway
89	Nscale Drift AS	Norway
90	Nscale Drift II AS	Norway
91	Nscale Drift III AS	Norway
92	Nscale Drift II Holdings AS	Norway
93	Nscale Glomfjord AS	Norway
94	Nscale Glomfjord II AS	Norway
95	Nscale GPU Holdings Norway AS	Norway
96	Nscale GPU Holdings Norway II AS	Norway
97	Nscale GPU Holdings Kvandal North AS	Norway
98	Nscale GPU Holdings Sauda AS	Norway
99	Nscale GPU Kvandal North AS	Norway
100	Nscale GPU Sauda AS	Norway
101	Nscale Land Kvandal South AS	Norway
102	Nscale Drift Holdings AS	Norway
103	Nscale Operations Norway AS	Norway
104	Nscale Services Norway AS	Norway
105	Nscale Ventures DC Holdings AS	Norway
106	Nscale Ventures GPU Holdings AS	Norway
107	Nscale Ventures Holdings Norway AS	Norway
108	Nscale Norway AS	Norway
109	Nscale Norway DC DA	Norway
110	Nscale Norway GPU DA	Norway
111	Nscale Norway Holdings AS	Norway
112	Nscale Site 1 AS	Norway
113	Nscale Site 2 AS	Norway
114	Nscale Site 3 AS	Norway
115	Nscale Site 4 AS	Norway
116	Nscale Site 5 AS	Norway
117	Nscale Site 6 AS	Norway

118	Åsmyra Industripark AS	Norway
119	Framneslia Eiendom AS	Norway
120	Narvik Batteri AS	Norway
121	North Circulare AS	Norway
122	Nscale Operations PRT, Unipessoal Lda.	Portugal
123	Nscale Portugal Holdco Lda	Portugal
124	Nscale Portugal Opco Lda	Portugal
125	Nscale Services Portugal, Unipessoal Lda.	Portugal
126	Nscale Services Portugal II, Unipessoal Lda.	Portugal
127	Caminho Prioritário, S.A	Portugal
128	Nscale Services Iceland ehf	Iceland
129	Nscale Services Iceland II ehf	Iceland
130	Nscale Services Iceland III ehf	Iceland
131	Nscale DC Holdings Finland Oy	Finland
132	Nscale GPU Holdings Finland Oy	Finland
133	Nscale GPU Finalnd Oy	Finland
134	Nscale APAC Holdings Pte. Ltd.	Singapore
135	NOD APAC Pte. Ltd.	Singapore
136	Nscale DC JV Holdco 1 Pte. Ltd.	Singapore
137	Nscale DC JV Holdco 2 Pte. Ltd.	Singapore
138	Nscale Korea Holdco Pte. Ltd.	Singapore
139	Nscale Indonesia Holdings II Pte. Ltd.	Singapore
140	Nscale NOD Batam Holdings I Pte. Ltd.	Singapore
141	Nscale NOD Batam Holdings II Pte. Ltd.	Singapore
142	Nscale Operations APAC Pte. Ltd.	Singapore
143	Nscale Services APAC Pte. Ltd.	Singapore
144	Nscale Services Holdings APAC Pte. Ltd.	Singapore
145	Nscale Services Indonesia II Pte. Ltd.	Singapore
146	Nscale Services Singapore Pte. Ltd.	Singapore
147	Nscale Ventures Holdings Pte. Ltd.	Singapore

148	Nscale Services Malaysia Sdn, Bhd.	Malaysia
149	Nscale Services Japan GK	Japan
150	PT Nscale Services Indonesia	Indonesia
151	Nscale Portugal TopCo S.à r.l.	Luxembourg
152	Nscale Portugal Midco 1 S.à r.l.	Luxembourg
153	Nscale Portugal Midco 2 S.à r.l.	Luxembourg
154	Nscale Portugal HoldCo S.à r.l.	Luxembourg
155	Nscale Operations Ireland Limited	Ireland
156	Nscale Services Spain SL	Spain
157	Gumi Hi-Tech Energy Co., Ltd.	South Korea
158	Nscale Operations KR Co., Ltd.	South Korea
159	Nscale Services KR Co., Ltd	South Korea
160	Nscale Operations Canada Ltd	Canada
161	Arkon Energy Pty Ltd	Australia